EXHIBIT 10.15

Santa Marta, June 19th, 2008

Gentlemen

FISS - Project Development Ltd.

Attn, MARIA ARAY

Manager

SUBJECT: ACCEPTANCE TRADING OFFER

MAMORU SAITO, of legal age and Japanese nationality, identified with identity card for foreigners number. 356031, acting in my capacity as president of ODIN PETROIL S. A., trading company established in Santa Marta, identified by TIN 900142127- 0; through this letter I am writing to inform you that analyzed the commercial supply of FISS received - Project Development Ltd., on June 06th, 2008, the company decided to accept it by issuing this service order.

The conditions to be attached to the FISS - PROJECT DEVELOPMENT LTD, for providing the service, are set out in the commercial offer and its Appendices A, B and C.

Sincerely,

s/Mamoru Saito

Mamoru Saito

President

ODIN PETROIL S. A.

FISS DESARROLLO DE PROYECTOS, LTDA.

Description of the service and bid

Appendix A

FISS PROJECT DEVELOPMENT PETROLEUM LTDA., is an undertaking turnkey projects in the oil sector. For Integral Development of the Project the Oil Distillation Tower from Odin Petroil S.A., FISS has an extensive trading partners group, where Construction Companies, Electrical Installations and Instrumental Societies, project teams for the Pre - Commissioning, Commissioning and Start Up are placed. This is how through its network of Business Partners, our company will develop the project.

•	Sending faithful implementation of applied policies by Odin.
•	1st. Phase:

A. Sending Flat Models, definition of Location.

B. Sending List of Building Materials for their selection.

C. Sending list of teams for approval.

D. Sending List of Staff to Recruit by Sub-Contractor for admission.

•	Stage 2:

A. Production Opening Act.

B. Delivery schedule and Construction Project .

C. Minutes of partial delivery.

•	Stage 3:

A. Update timeline and Construction Project

B. Pre-commissioning

C. Commissioning

D. Getting Started

E. Final Act

Manpower: Contractor 2	1	Group	680.000.000,00	680.000.000,00	399.778,95	
PARTIAL TOTAL	5	Items	1.740.000.000,00	2.800.000.000,00	1.646.148,60	**1.646.148,60**
5% Administration, gain	1	Unit	136.000.000,00	136.000.000,00	79.955,79	**79.955,79**
			1.088.000,00	1.088.000,00	639,65	**639,65**
					TANQUES TOTAL USD	**1.726.744,04**

Technology (atmospheric distillation tower and accessories)						
Technology (atmospheric distillation tower with its accessories) For 2500 BPD / plant technology for refining atmospheric 2500 Bls / Day, all with fully automated flow control loops , temperature and pressure levels, with PLC signs , includes: Oven 2500 BPD for automated, condensers, chillers, offal, valves, pumps (water supply cooling tower, loading of raw materials and products) Air compressor for instruments and cooling tower, necessary electrical installations .	1	Group	5.200.000.000,00	5.200.000.000,00	3.057.133,11	3.057.133,11
						3.057.133,11

ANTI - FIRE SYSTEM (ACCESORIES INCLUDED)

Some values are estimated and depend on the existence in the area of materials. The extras are not covered by this proposal. The extras caused by unforeseen during construction that obliges it to change some of the planes are not covered by itself, will be recalculated and annexed to this bid.

FISS DESARROLLO DE PROYECTOS, LTDA.

Appendix B

Methods of payment:

The method of payment is as follows:

1. At the time of this offer Acceptance: U.S. $ 4,000,000 (6,803,760,000 Colombian Pesos) payable in 800,000 restricted common shares of the company Amiworld, Inc. All rights reserved. The representative market exchange rate that was used as a benchmark is: $1 (US) to 1,700.94 Colombian Pesos.

2. During the execution of the works to September 30, 2008: The amount of 3.401,880,000 Colombian pesos (U.S. $ 2,000,000) payable in legal tender against record advance work.

3. Upon completion of the implementation of the same: The amount of 4,469,062,530.06 Colombian pesos (U.S. $ 2,627,407.51) payable in legal tender on delivery of final act of works.

FISS DESARROLLO DE PROYECTOS, LTD.

APENDIX C

GUARANTEES ASKED BY THE CONTRACTOR

1. Fulfillment of the contract equivalent to the thirty percent (30%) of the total value of the contract whose use will be equal to the duration of the contract and six (6) months more.

2. Handling and good investment of the advance payment whose quantity will be equivalent to the one hundred percent (100%) of the basic value of he himself, effective by the term of duration of the contract and three (3) months more.

3. Stability of the work equivalent to the twenty percent (20%) of the final total value of the work, effective for five (5) years counted as of the date of the act of delivery and final receipt of the work. This shelter will take place by means of modification of the unique guarantee, and will have to be constituted simultaneously with the receipt of the work and its approval will be necessary condition so that the final receipt act produces legal and contractual effects and takes place the total payment of the price to the CONTRACTOR.

4. Payment of wages, social benefits and indemnifications of the personnel subcontracted by the CONTRACTOR equivalent to the ten percent (10%) of the total value of the contract, and will have to extend by the term of use of the contract and three (3) years more.

5. Civil responsibility extracontractual by damages to third, equivalent to the twenty percent (20%) of the total value of the contract, extendible by the term of its counted use and (3) years as of the date of the act of delivery and final receipt of the work. This shelter will have to be extended simultaneously with the final receipt of the work and its approval will be necessary condition so that the final receipt act produces legal and contractual effects and takes place the total payment of the price to the CONTRACTOR.

Others

1.	Portable baths for the personal contractor.

2.    Service of Cleaning Plant, conclusion labor Day